                                                                     Exhibit 4.5

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF
THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE "ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN
EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL
SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                     THE TRANSFERABILITY OF THIS WARRANT IS
                       RESTRICTED AS PROVIDED IN SECTION 2

No. B - _                                                        _________, 2005

                    CREATIVE ENTERPRISES INTERNATIONAL, INC.
                          COMMON STOCK PURCHASE WARRANT

     For good and valuable consideration, the receipt of which is hereby acknowledged by CREATIVE ENTERPRISES INTERNATIONAL, INC., a Nevada corporation
(the "Company"), _____________________ (the "Holder"), is hereby granted the right to purchase, at any time from the date that this Warrant is issued under the Subscription Agreement (as such terms are defined below) until 5:00 P.M.,
New York City time, on ________, 2010 (the "Warrant Exercise Term"), up to
______________ (____________) fully-paid and non-assessable shares of the
Company's Common Stock, $.001 par value per share ("Common Stock").

     This Warrant is one of a duly authorized issue of Warrants, issued in connection with a certain Subscription Agreement between the Company and the
Holder (the "Subscription Agreement"), the terms of which are incorporated herein by reference. The Warrants are similar in terms except for dates, amounts and named holders. By its acceptance of this Warrant, each Holder agrees to be bound by the terms of the Subscription Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the
Subscription Agreement.

     l.  Exercise of Warrant

         1.1 This Warrant is exercisable at a per share price of $0.75 (the
"Exercise Price"), subject to adjustment as provided in Section l hereof, payable in cash or by certified or official bank check in New York Clearing
House funds. Upon surrender of this warrant certificate with the annexed
Subscription Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased at the Company's principal executive offices (presently located at 825 Lafayette Road, Bryn Mawr, Pennsylvania 19010)
the registered Holder of the Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased (the "Warrant
Shares"). The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock) during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender thereof and, upon the written request of the
Holder, the Company shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

         1.2 The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates

shall be issued in the name of, or in such names as may be directed by, the
Holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of such certificate in a name other than that of the Holder and the
Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         1.3 Stock Dividends, Subdivisions, Reclassifications or Combinations.
If the Corporation shall (A) declare a dividend or make a distribution on its
Common Stock in shares of its Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (C)
combine or reclassify the outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had this Warrant been exercised immediately prior to such date. Successive adjustments in the Exercise
Price shall be made whenever any event specified above shall occur.

         1.4 Consolidation, Merger, Sale or Conveyance. In case of any consolidation or merger of the Company with any other corporation (other than a wholly owned subsidiary), or in case of sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange whereby the Common Stock is converted into other securities or property, the Company will be required to make appropriate provision so that the Holder will have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of
Common Stock for which this Warrant was exercisable immediately prior to such consolidation, merger, sale, transfer or share exchange.

         1.5 The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant as herein provided, such number of shares of
Common Stock as shall then be issuable upon the exercise of this Warrant. The
Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable.

     2.  Restrictions on Transfer

         The Holder acknowledges that he has been advised by the Company that this Warrant and the shares of Common Stock (the "Warrant Shares") issuable upon exercise thereof (collectively the "Securities") have not been registered under the Securities Act of l933, as amended (the "Securities Act"), that the Warrant is being issued, and the shares issuable upon exercise of the Warrant will be issued, on the basis of the statutory exemption provided by section 4(2) of the
Securities Act relating to transactions by an issuer not involving any public offering, and that the Company's reliance upon this statutory exemption is based in part upon the representations made by the Holder contained herein. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of the
Securities shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Securities is registered under the

Securities Act, and the Company has no obligations or intention to so register the Securities except as may otherwise be provided herein, or (ii) the
Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act or such sale, assignment, or transfer is otherwise exempt from registration under the
Securities Act. The Holder represents and warrants that he has acquired this
Warrant and will acquire the Securities for his own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and that he has no present intention of distributing or selling to others any of such interest or granting any participation therein.
The Holder acknowledges that the securities shall bear the following legend:

         "These securities have not been registered under the Securities Act of
         l933. Such securities may not be sold or offered for sale, transferred, hypothecated or otherwise assigned in the absence of an effective registration statement with respect thereto under such Act or an opinion of counsel to the Company that an exemption from registration for such sale, offer, transfer, hypothecation or other assignment is available under such Act."

         3. Registration Rights. The Holder shall be entitled to all of the rights and subject to all of the obligations regarding registration of the
Warrant Shares, as described in Section 8 of the Subscription Agreement between the Company and the original holder hereof.

     4.  Redemption.

         4.1 The Company may, subject to the conditions set forth herein, redeem some or all of the Warrants then outstanding upon not less than thirty (30) days nor more than sixty (60) days prior written notice to the Warrant Holders at any time, provided: (i) this Warrant has been issued by the Company; (ii) the closing bid price of the Company's Common Stock for each of the twenty (20)
consecutive trading days prior to the date of the notice of redemption is at least $1.50, as proportionately adjusted to reflect any stock splits, stock dividends, combination of shares or like events and (iii) all of the Warrant
Shares have been registered for resale and continue to be covered by an effective and current registration statement with the Securities and Exchange
Commission. Notice will be effective upon mailing and the time of mailing is the
"Effective Date of the Notice". The Notice will state a redemption date not less than thirty (30) days nor more than sixty (60) days from the Effective Date of the Notice (the "Redemption Date"). No Notice shall be mailed unless all funds necessary to pay for redemption of the Warrants to be redeemed shall have first been set aside by the Company for the benefit of the Warrant Holders so as to be and continue to be available therefor. The redemption price to be paid to the
Warrant Holders will be $.10 for each share of Common Stock of the Company to which the Warrant Holder would then be entitled upon exercise of the Warrant being redeemed, as adjusted from time to time as provided herein (the
"Redemption Price"). The Warrant Holders may exercise their Warrants between the
Effective Date of the Notice and 5:00 p.m. Eastern Time on the business day immediately prior to the Redemption Date, such exercise being effective if done in accordance with Section 1 hereof, and if the Warrant Certificate, with form of election to purchase duly executed and the Warrant Price, as applicable for such Warrant subject to redemption for each share of Common Stock to be purchased is actually received by the Company at its principal offices prior to
5:00 p.m. Eastern Time on the business day immediately prior to the Redemption
Date.

         4.2 If any Warrant Holder does not wish to exercise any Warrant being redeemed, he should mail such Warrant to the Company at its principal offices after receiving the Notice of Redemption required by this Section 4. If such
Notice of Redemption shall have been so mailed,

and if on or before the Effective Date of the Notice all funds necessary to pay for redemption of the Warrants subject to redemption shall have been set aside by the Company for the benefit of such Warrant Holders, then, on and after said
Redemption Date, notwithstanding that any Warrant subject to redemption shall not have been surrendered for redemption, the obligation evidenced by all
Warrants not surrendered for redemption or effectively exercised shall be deemed no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the right of the holder of each Warrant subject to redemption to receive the Redemption Price for each share of Common Stock to which he would be entitled if he exercised the Warrant upon receiving notice of redemption of the Warrant subject to redemption held by him.

     5.  Exchange and Replacement of Warrant Certificates.

         This Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof and any such lost, stolen, destroyed or mutilated warrant shall thereupon become void.

     6.  Elimination of Fractional Interests.

         The Company shall not be required to issue certificates representing fractions of the shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of shares of Common Stock.

     7.  Rights of Warrant Holders.

         Nothing contained in this Agreement shall be construed as conferring upon the Holder any rights whatsoever as a stockholder of the Company, either at law or in equity, including without limitation, or Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors the right to receive dividends or any other matter.

     8.  Miscellaneous

         8.l All the covenants and agreements made by the Company in this
Warrant shall bind its successors and assigns.

         8.2 No recourse shall be had for any claim based hereon or otherwise in any manner in respect hereof, against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or

penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         8.3 No course of dealing between the Company and the Holder hereof shall operate as a waiver of any right of any Holder hereof, and no delay on the part of the Holder in exercising any right hereunder shall so operate.

         8.4 This Warrant may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this
Warrant, and all future Holders shall be bound thereby.

         8.5 All communications provided for herein shall be sent, except as may be otherwise specifically provided, by registered or certified mail: if to the
Holder of this Warrant, to the address shown on the books of the Company; and if to the Company, to 825 Lafayette Road, Bryn Mawr, PA 19010, attention: Office of the President, or to such other address as the Company may advise the Holder of this Warrant in writing. Notices shall be deemed given when mailed.

         8.6 The provisions of this Warrant shall in all respects be constructed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of New York. This Warrant shall be deemed a contract made under the laws of the State of New York and the validity of this Warrant and all rights and liabilities hereunder shall be determined under the laws of said State.

         8.7 The headings of the Sections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

     IN WITNESS WHEREOF, CREATIVE ENTERPRISES INTERNATIONAL, INC. has caused this Warrant to be executed in its corporate name by its officer, and its seal to be affixed hereto.

Dated:   ______________ __, 2005
         Lafayette, Pennsylvania

                                             CREATIVE ENTERPRISES
                                             INTERNATIONAL, INC.

                                             By:
                                                -----------------------------
                                                Michael Salaman,
                                                Chief Executive Officer

SUBSCRIPTION FORM

TO:  Creative Enterprises International, Inc.
     825 Lafayette Road
     Bryn Mawr, PA  19010

     The undersigned Holder hereby irrevocably elects to exercise the right to purchase shares of Common Stock covered by this Warrant according to the conditions hereof and herewith makes full payment of the Exercise Price of such shares.

     Kindly deliver to the undersigned a certificate representing the Shares.

                            INSTRUCTIONS FOR DELIVERY

Name:
      ------------------------------------------------------------------
                  (please typewrite or print in block letters)

Address:
         ---------------------------------------------------------------

Tax I.D. No. or Social Security No.:
                                     -----------------------------------

Dated:
       ---------------------------

Signature
          --------------------------------

STATE OF ___________)
COUNTY OF _________) ss:

         On this __ day of ___________, before me personally came ________, to me known, who being by me duly sworn, did depose and say that he resides at
__________________, that he is the holder of the foregoing instrument and that he executed such instrument and duly acknowledged to me that he executed the same.

                                               -----------------------------
                                               Notary Public

                              [FORM OF ASSIGNMENT]

             (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)

     FOR VALUE RECEIVED ________________________________ hereby sells, assigns and transfers unto _____________________________________________________________
                 (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________,
Attorney, to transfer the within Warrant Certificate on the books of CREATIVE
ENTERPRISES INTERNATIONAL, INC., with full power of substitution.

Dated:                                            Signature:
       ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  (Signature must conform in all
                                                  respects to name of holder as
                                                  specified on the face of the
                                                  Warrant Certificate)

--------------------------------

--------------------------------
(Insert Social Security or Other
Identifying Number of Assignee)

STATE OF ___________)
COUNTY OF _________) ss:

     On this __ day of ___________, before me personally came ________, to me known, who being by me duly sworn, did depose and say that he resides at
__________________, that he is the holder of the foregoing instrument and that he executed such instrument and duly acknowledged to me that he executed the same.

                                             -----------------------------
                                             Notary Public